Exhibit 99.1

R1 RCM Reports Third Quarter 2017 Results
CHICAGO - October 31, 2017 - R1 RCM Inc. (“R1” or the “Company”) (NASDAQ: RCM), a leading provider of revenue cycle management and physician advisory services to healthcare providers, today announced results for the three months ended September 30, 2017.
Third Quarter 2017 Results:

•	GAAP net services revenue of $123.2 million, up $23.8 million sequentially

•	GAAP net loss of $3.6 million, better by $3.1 million sequentially

•	Adjusted EBITDA of $3.1 million, better by $6.4 million sequentially

•	Free cash flow of $11.7 million, compared to ($9.0) million in the second quarter of 2017
“We’re pleased to report our fifth consecutive quarter of revenue growth, and more importantly, a turn to positive adjusted EBITDA and free cash flow,” said Joe Flanagan, President and Chief Executive Officer of R1. “Our core revenue cycle business and our physician advisory services offering are both executing well. Our competitive position is strong, and we continue to make improvements to our offering to enhance our value proposition and positioning in the market.”
“I’m very pleased with the execution that drove our results for the third quarter,” added Chris Ricaurte, Chief Financial Officer and Treasurer of R1. “With the progress we have made onboarding new business, we remain on track to exit 2017 at an annualized revenue run rate of approximately $650 million.”
2017 Outlook
For 2017, R1 currently expects to generate:

•	Revenue of between $425 million and $450 million

•	GAAP operating loss of $25 million to $30 million

•	Adjusted EBITDA of $0 to positive $5 million

Conference Call and Webcast Details
R1’s management team will host a conference call today at 4:30 p.m. Eastern Time to discuss its financial results and business outlook. To participate, please dial 877-880-5884 (631-601-2894 outside the U.S. and Canada) using conference code number 3793709. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s web site at r1rcm.com.
Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial measures, which are included in this press release.
For the three and nine months ended September 30, 2017: As of January 1, 2017, the Company adopted Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606). Subsequent to adoption of Topic 606, the non-GAAP financial measure referenced in the press release is adjusted EBITDA. Adjusted EBITDA is defined as GAAP net income before net interest income, income tax provision, depreciation and amortization expense, share-based compensation expense, and severance & certain other items.
For the three and nine ended September 30, 2016: Prior to the adoption of Topic 606, non-GAAP financial measures utilized by the company included gross cash generated from customer contracting activities, and net cash generated from customer contacting activities. Gross cash generated from customer contracting activities was defined as GAAP net services revenue, plus the change in deferred customer billings. Accordingly, gross cash generated from customer contracting activities is the sum of (i) invoiced or accrued net operating fees, (ii) cash collections on incentive fees and (iii) other services fees. Net cash generated from customer contracting activities was defined as net income before net interest income, income tax provision, depreciation and amortization expense, share-based compensation expense, and severance and certain other items. Deferred customer billings included the portion of both (i) invoiced or accrued net operating fees and (ii) cash collections of incentive fees, in each case, that have not met our revenue recognition criteria. Deferred customer billings are included in the detail of our customer liabilities and customer liabilities - related party balance in the consolidated balance sheets available in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2016.
Our board and management team use non-GAAP measures as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees.
Table 4 presents a reconciliation of GAAP net income to adjusted EBITDA, and GAAP net income to net cash generated from customer contracting activities. Table 9 presents a reconciliation of GAAP operating income guidance to non-GAAP adjusted EBITDA guidance. Adjusted EBITDA and net cash generated from customer contracting activities are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.
Free cash flow is defined as cash flow from operations less capital expenditures.
Forward Looking Statements
This press release includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to our ability to successfully integrate transitioned Ascension employees, our ability to achieve or maintain profitability and retain existing customers or acquire new customers, risks associated with the implementation of our technologies or services with our customers or implementation costs that exceed our expectations, fluctuations in our quarterly results of operations and cash flows, as well as the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016, our 2017 quarterly reports on Form 10-Q and any other periodic reports that the Company files with the Securities and Exchange Commission.

About R1 RCM
R1 serves as the one revenue cycle management partner for select hospitals and healthcare systems regardless of their payment models, patient engagement strategies or settings of care. The company uses a proven operating model based on the R1 Performance StackSM designed to fit seamlessly into any healthcare organization’s infrastructure and to enhance the patient experience, improve provider economics and provide revenue predictability. To learn more, visit r1rcm.com.

Contact:
R1 RCM Inc.
Investor and Media Relations:
Atif Rahim
312.324.5476
investorrelations@r1rcm.com

Table 1
R1 RCM Inc.
Condensed Consolidated Balance Sheets
(In millions)

	September 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$142.8	$181.2
Accounts receivable, net	7.7	4.0
Accounts receivable, net - related party	18.0	1.8
Prepaid income taxes	0.9	3.8
Prepaid expenses and other current assets	16.1	13.8
Total current assets	185.5	204.6
Property, equipment and software, net	50.2	32.8
Non-current deferred tax assets	105.8	169.9
Restricted cash equivalents	1.5	1.5
Other assets	11.4	6.3
Total assets	$354.4	$415.1

Liabilities
Current liabilities:
Accounts payable	$6.9	$7.9
Current portion of customer liabilities	0.9	69.7
Current portion of customer liabilities - related party	20.1	14.2
Accrued compensation and benefits	29.2	24.8
Other accrued expenses	16.1	18.5
Total current liabilities	73.2	135.1
Non-current portion of customer liabilities	0.3	1.0
Non-current portion of customer liabilities - related party	9.1	110.0
Other non-current liabilities	12.2	9.7
Total liabilities	$94.8	$255.8

Preferred Stock	184.7	171.6
Stockholders’ equity (deficit)
Common stock	1.2	1.2
Additional paid-in capital	339.8	349.2
Accumulated deficit	(204.3)	(304.7)
Accumulated other comprehensive loss	(2.2)	(2.8)
Treasury stock	(59.6)	(55.2)
Total stockholders’ equity (deficit)	74.9	(12.3)
Total liabilities and stockholders’ equity (deficit)	$354.4	$415.1

Table 2
R1 RCM Inc.
Consolidated Statements of Operations
(In millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
RCM services: net operating fees	104.6	49.0	255.4	300.3
RCM services: incentive fees	7.5	68.5	20.2	166.5
RCM services: other	2.8	3.8	9.8	8.3
Other services fees	8.3	4.2	24.1	11.3
Net services revenue	123.2	125.5	309.5	486.4
Operating expenses:
Cost of services	111.8	47.4	289.1	137.6
Selling, general and administrative	15.1	16.2	41.6	58.4
Other	1.4	0.5	2.6	20.0
Total operating expenses	128.3	64.1	333.3	216.0
Income (loss) from operations	(5.1)	61.4	(23.8)	270.4
Net interest income	—	0.1	0.1	0.2
Income (loss) before income tax provision	(5.1)	61.5	(23.7)	270.6
Income tax provision (benefit)	(1.5)	24.1	(5.1)	106.6
Net income (loss)	(3.6)	37.4	(18.6)	164.0

Net income (loss) per common share:
Basic	$(0.08)	$0.18	$(0.31)	$0.62
Diluted	$(0.08)	$0.18	$(0.31)	$0.62
Weighted average shares used in calculating net income (loss) per common share:
Basic	102,225,422	100,934,561	102,022,129	99,870,685
Diluted	102,225,422	102,176,280	102,022,129	101,018,450

Table 3
R1 RCM Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended September 30,
	2017	2016
	(Unaudited)
Operating activities
Net income (loss)	$(18.6)	$164.0
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation and amortization	11.5	7.3
Share-based compensation	8.2	25.2
Loss on disposal	0.2	—
Provision (recovery) for doubtful receivables	0.1	0.1
Deferred income taxes	(5.6)	106.5
Changes in operating assets and liabilities:
Accounts receivable and related party accounts receivable	(15.4)	1.2
Prepaid income taxes	3.0	0.2
Prepaid expenses and other assets	(6.7)	(7.9)
Accounts payable	0.3	(1.4)
Accrued compensation and benefits	4.3	8.3
Other liabilities	(0.3)	3.0
Customer liabilities and customer liabilities - related party	14.7	(375.8)
Net cash used in operating activities	(4.3)	(69.3)
Investing activities
Purchases of property, equipment, and software	(30.1)	(10.4)
Proceeds from maturation of short-term investments	—	1.0
Net cash used in investing activities	(30.1)	(9.4)
Financing activities
Series A convertible preferred stock and warrant issuance, net of issuance costs	—	178.7
Exercise of vested stock options	—	0.1
Purchase of treasury stock	(2.0)	(2.0)
Shares withheld for taxes	(2.4)	—
Net cash (used in) provided by financing activities	(4.4)	176.8
Effect of exchange rate changes in cash	0.4	0.3
Net increase (decrease) in cash and cash equivalents	(38.4)	98.4
Cash and cash equivalents, at beginning of period	181.2	103.5
Cash and cash equivalents, at end of period	$142.8	$201.9

Table 4
R1 RCM Inc.
Reconciliation of GAAP to Non-GAAP
(In millions)

	Three Months Ended September 30,		2017 vs. 2016 Change		Nine Months Ended September 30,		2017 vs. 2016 Change
	2017	2016	Amount	%	2017	2016	Amount	%
	(Unaudited)				(Unaudited)

RCM services: net operating fees	104.6	49.0	55.6	113.5%	255.4	300.3	(44.9)	(15.0)%
RCM services: incentive fees	7.5	68.5	(61.0)	(89.1)%	20.2	166.5	(146.3)	(87.9)%
RCM services: other	2.8	3.8	(1.0)	(26.3)%	9.8	8.3	1.5	18.1%
Other services fees	8.3	4.2	4.1	97.6%	24.1	11.3	12.8	113.3%
Net Services Revenue	123.2	125.5	(2.3)	(1.8)%	309.5	486.4	$(176.9)	(36.4)%
Change in deferred customer billings (non-GAAP)	n.a.	(65.8)	n.m.	n.m.	n.a.	(347.5)	n.m.	n.m.
Gross cash generated from customer contracting activities (non-GAAP)	n.a.	59.7	n.m.	n.m.	n.a.	138.9	n.m.	n.m.

Net income (loss)	(3.6)	37.4	(41.0)	(109.6)%	(18.6)	164.0	(182.6)	(111.3)%
Net interest income	—	(0.1)	0.1	(100.0)%	(0.1)	(0.2)	0.1	(50.0)%
Income tax provision (benefit)	(1.5)	24.1	(25.6)	(106.2)%	(5.1)	106.6	(111.7)	(104.8)%
Depreciation and amortization expense (GAAP)	4.5	2.7	1.8	66.7%	11.5	7.3	4.2	57.5%
Share-based compensation expense (GAAP)	2.4	4.8	(2.4)	(50.0)%	8.2	23.5	(15.3)	(65.1)%
Other (GAAP)	1.4	0.5	0.9	180.0%	2.6	20.0	(17.4)	(87.0)%
Adjusted EBITDA (non-GAAP)	3.1	69.4	(66.3)	(95.5)%	(1.6)	321.2	(322.8)	(100.5)%
Change in deferred customer billings (non-GAAP)	n.a.	(65.8)	n.m.	n.m.	n.a.	(347.5)	n.m.	n.m.
Net cash generated from customer contracting activities (non-GAAP)	n.a.	3.6	n.m.	n.m.	n.a.	(26.4)	n.m.	n.m.

n.m. - not meaningful
n.a. - Due to the adoption of Topic 606 as of January 1, 2017, the non-GAAP measure of gross and net cash generated from customer contracting activities, that was utilized by the Company in 2016, is not applicable for 2017. Gross and net cash generated from customer contracting activities have been provided for the three and nine months ended September 30, 2016 as they are the most comparable metric to net services revenue and adjusted EBTIDA for the three and nine months ended September 30, 2017.

Due to rounding, numbers presented in this document may not add up precisely to the totals provided.

Table 5
R1 RCM Inc.
Share-Based Compensation Expense Allocation Details
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Cost of services	$1.2	$1.3	$3.3	$4.8
Selling, general and administrative	1.2	3.5	4.8	18.7
Other	—	—	0.1	1.8
Total share-based compensation expense	$2.4	$4.8	$8.2	$25.3

Table 6
R1 RCM Inc.
Depreciation and Amortization Expense Allocation Details
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Cost of services	$4.0	$2.6	$10.4	$6.9
Selling, general and administrative	0.5	0.1	1.1	0.4
Total depreciation and amortization expense	$4.5	$2.7	$11.5	$7.3

Table 7
R1 RCM Inc.
Reconciliation of GAAP Net Services Revenue to Non-GAAP Gross Cash Generated from Customer Contracting Activities
(In millions)

	Three Months Ended September 30, 2016			Nine Months Ended September 30, 2016
	Net Services Revenue	Change in deferred customer billings	Gross cash generated	Net Services Revenue	Change in deferred customer billings	Gross cash generated
RCM services: net operating fees	49.0	(2.9)	46.1	300.3	(205.5)	94.8
RCM services: incentive fees	68.5	(61.0)	7.5	166.5	(142.7)	23.8
RCM services: other	3.8	(2.0)	1.8	8.3	0.7	9.0
Other services fees	4.2	0.1	4.3	11.3	—	11.3
Total	125.5	(65.8)	59.7	486.4	(347.5)	138.9
(1) Due to the adoption of Topic 606 as of January 1, 2017, the non-GAAP measure of gross cash generated from customer contracting activities that was utilized by the Company in 2016 is not applicable for 2017. Gross cash generated from customer contracting activities has been provided for the three and nine months ended September 30, 2016 as it is the most comparable metric to net services revenue for the three and nine months ended September 30, 2017.

Due to rounding, numbers presented in this document may not add up precisely to the totals provided.

Table 8
R1 RCM Inc.
Condensed Consolidated Non-GAAP Financial Information
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
RCM services: net operating fees	104.6	46.1	255.4	94.8
RCM services: incentive fees	7.5	7.5	20.2	23.8
RCM services: other	2.8	1.8	9.8	9.0
Other services fees	8.3	4.3	24.1	11.3
Net services revenue (GAAP) (2017), Gross cash generated from customer contracting activities (non-GAAP) (2016) (2)	123.2	59.7	309.5	138.9

Operating expenses (1) :
Cost of services (non-GAAP)	106.6	43.5	275.4	125.9
Selling, general and administrative (non-GAAP)	13.4	12.6	35.7	39.3
Sub-total	120.0	56.1	311.1	165.2

Adjusted EBITDA (non-GAAP) (2017), Net cash generated from customer contracting activities (non-GAAP) (2016) (2)	$3.1	$3.6	$(1.6)	$(26.3)
(1) Excludes share-based compensation, depreciation and amortization and other costs
(2) Due to the adoption of Topic 606 as of January 1, 2017, the non-GAAP measure of gross and net cash generated from customer contracting activities that were utilized by the Company in 2016 are not applicable for 2017. Gross and net cash generated from customer contracting activities have been provided for the three and nine months ended September 30, 2016 as they are the most comparable metric to net services revenue and adjusted EBITDA, respectively, for the three and nine months ended September 30, 2017.

Due to rounding, numbers presented in this document may not add up precisely to the totals provided.

Table 9
R1 RCM Inc.
Reconciliation of GAAP Operating Income Guidance to non-GAAP Adjusted EBITDA Guidance
(In millions)
GAAP Operating Income Guidance	($25) - ($30)
Plus:
Depreciation and amortization expense	~$13
Share-based compensation expense	~$13
Severance and other costs	~$5
Adjusted EBITDA Guidance	$0 - $5